Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Announces Resignation of Jeffrey Villano as Co-CEO;
John Villano, CPA, to Assume Full Responsibilities as CEO

Branford, Connecticut, November 22, 2019 -- Sachem Capital Corp. (NYSE American: SACH) today announced that, effective as of Thursday, November 21, 2019, Jeffrey Villano has resigned from the company. He had been serving as the company’s co-chief executive officer, president and treasurer of the company. He was also a cofounder of the company. He will continue to serve as a member of the company’s Board of Directors. John Villano, CPA, will assume the full responsibilities as the company’s chief executive officer in addition to his role as the company’s chief financial officer. John Villano, CPA, has also been appointed as president and treasurer until suitable replacements for Jeffrey Villano are found.

John Villano, CPA, chief executive officer and chief financial officer of Sachem Capital Corp., stated, “On behalf of the Board of Directors and management, I would like to thank Jeff for his contributions to Sachem and wish him well in his future endeavors. Jeff has played a significant role in Sachem’s development and growth over the last ten years. We appreciate his commitment to the company and all its employees.”

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The Company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2018 filed with the U.S. Securities and Exchange Commission on March 29, 2019. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021